UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 11, 2008

TRUEBLUE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 11, 2008, the Board of Directors of TrueBlue, Inc. (the “Company”) adopted Amended and Restated Company Bylaws as recommended by the Company’s Governance and Nominating Committee.  The new Amended and Restated Bylaws reflect numerous revisions to the Company’s previous Bylaws including revisions relating to (i) shareholder meetings, director nominations and the proposal of other business by shareholders, (ii) recent changes to the Washington Business Corporation Act (the “WBCA”) and (iii) the need to reflect current corporate practices generally and within the Company.  The more substantive revisions are as follows:

•                  Section 1.5 has been amended to establish procedures for determining business that may be brought before the shareholders at meetings.

•                  Section 1.7 has been amended to reflect changes in Washington law relating to the appointment of proxies and the use of electronic transmissions.

•                  Section 1.10 has been amended to provide for an advance notice period of no earlier than 120 days and no later than 90 days for shareholders to comply with to properly bring items of business for consideration at meetings of shareholders.  This section was also amended to require shareholders to supply more detailed information in order for the Company and its shareholders to be able to more fully understand the beneficial ownership of, and other interests held by, a proposing shareholder in the Company’s securities.

•                  A new Section 1.11 has been added to require that shareholders proposing nominees for election to the Board of Directors provide information about the nominees that would be required to be disclosed by the SEC in a proxy statement and such information as is relevant to the determination of the independence of a nominee.  The requested information would be supplied by completing a questionnaire that will be provided by the Secretary of the Company upon written request of a proposing shareholder.  A proposed nominee will also be required to enter into an agreement to comply with such rules and policies applicable to directors as the Company may adopt from time to time.

•                  Section 2.3 was amended to provide a definition of a “contested election” to address potential ambiguities in the WBCA relating to recently enacted majority voting provisions.

•                  New provisions have been added to Article III to address the use of notice, in particular the use of electronic forms of notice, and to conform the Bylaws to the notice provisions of the WBCA.

•                  Article IV has been revised to include a more detailed list of officer positions, and to remove certain descriptions of officer duties and responsibilities, some of which had become outdated.  Article IV now provides that the Board of Directors, or a duly authorized officer, shall establish and may at any time modified the powers, duties and responsibilities of each officer.

•                  A new Section 5.5 was added to specifically authorize the use of uncertificated shares.

This foregoing description of the revisions to the Company’s Bylaws is qualified in its entirety by reference to the new Amended and Restated Bylaws, which are filed as Exhibit 3.4 to this Form 8-K and are incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                  Exhibits

3.4.                              Amended and Restated Bylaws of TrueBlue, Inc. dated September 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date: September 17, 2008	By:	/s/ James E. Defebaugh

James E. Defebaugh
Executive Vice President, General
Counsel and Secretary